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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2005

iPCS, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-32064 (Commission File Numbers)	36-4350876 (IRS Employer Identification No.)
1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

        On May 5, 2005, the Board of Directors of the Registrant approved an amendment to the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the "Plan") and recommended that the stockholders of the Registrant vote to approve the Plan at the upcoming annual meeting. The amendment provides for the reservation of an additional 250,000 shares of the Registrant's common stock that may be issued under the Plan. Additionally, the amendment expanded the definition of the term "designated director" to include any director who is (i) designated or nominated to serve as a director by a stockholder of the Registrant and (ii) an employee of such stockholder. Previously, the term "designated director" was limited to individuals who were designated to serve as director by the Official Committee of Unsecured Creditors in accordance with the Registrant's plan of reorganization.

        A copy of the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.
99.1	iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.
Date: May 11, 2005	By:	/s/ STEBBINS B. CHANDOR, JR.
Name:	Stebbins B. Chandor, Jr.
Title:	Executive Vice President Operations and Chief Financial Officer

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SIGNATURES